UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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[ ]	Definitive Proxy Statement
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MABVAX THERAPEUTICS HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MABVAX THERAPEUTICS HOLDINGS, INC.
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(858) 259-9405

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 29, 2016

May *, 2016

To the stockholders of MabVax Therapeutics Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) will be held on June 29, 2016, at 10:00 a.m. local time, at 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121 for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1)	To elect three Class I directors to serve until the 2019 Annual Meeting of Stockholders;

2)
To grant the Board of Directors the authority, in its sole direction, in determining a higher stock price that may be required to meet the listing qualifications for one of the national stock exchanges, to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-fifteen at any time prior to June 29, 2017, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors;

3)	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

4)	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay);

5)
To authorize the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals; and

6)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

Pursuant to the amended and restated bylaws of the Company, the Board of Directors has fixed the close of business on *, 2016 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company’s common stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock, as of the Record Date, are entitled to vote at the Annual Meeting. This notice, the Proxy Statement, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”) will be first sent or made available to stockholders on *, 2016.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares by promptly completing, signing and returning the enclosed proxy card using the enclosed envelope. The enclosed envelope requires no postage if mailed within the United States. You may also vote your shares over telephone or the internet in accordance with the instructions on the proxy card. Any stockholder attending the Annual Meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ J. David Hansen
J. David Hansen
Chairman of the Board of Directors

MABVAX THERAPEUTICS HOLDINGS, INC.
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(859) 259-9405

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 29, 2016

The enclosed proxy is solicited by the board of directors (“Board of Directors”) of MabVax Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held on June 29, 2016, at 10:00 a.m. local time, at 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121. The principal executive office of the Company is located at 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121, and its telephone number is (858) 259-9405.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1)	To elect three Class I directors to serve until the 2019 Annual Meeting of Stockholders (Proposal 1);

2)
To grant the Board of Directors the authority, in its sole direction, in determining a higher stock price that may be required to meet the listing qualifications for one of the national stock exchanges, to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-fifteen at any time prior to June 29, 2017, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors (Proposal 2);

3)	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 (Proposal 3);

4)	To advise us as to whether you approve the compensation of our named executive officers (Say-on-Pay) (Proposal 4);

5)
To authorize the adjournment of the Annual Meeting if necessary or appropriate, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals (Proposal 5); and

6)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on *, 2016 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The notice of the Annual Meeting (the “Notice”), this Proxy Statement, the proxy card and the Annual Report on form 10-K for the fiscal year ended December 31, 2015, as amended (“Annual Report”) will be first sent or made available to stockholders on *, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 29, 2016: THE NOTICE, PROXY STATEMENT, PROXY CARD AND THE ANNUAL REPORT ARE AVAILABLE AT WWW. MABVAX.COM.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I Receiving these Materials?

This Proxy Statement and the accompanying materials are being furnished with respect to the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting.

What Is Included in these Materials?

These materials include the Notice, the Proxy Statement, a proxy card and the Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2016, as amended on April 19, 2016.

I Share an Address with Another Stockholder and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain An Additional Copy of the Proxy Materials?

The Company has adopted a procedure called “householding”, which the SEC has approved. Under this procedure, the Company is delivering a single copy of the Notice, the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing and mailing costs, and the environmental impact of the Company’s annual meetings. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice, the Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

To receive a separate copy of the Notice, the Proxy Statement and the Annual Report, stockholders may write or speak to the Company at the following address and phone number:

MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
Attn: Secretary
Phone: (858) 259-9405

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Who Is Entitled to Vote?

 Our Board has fixed the close of business on *, 2016 as the Record Date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.  Holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.01 (the “Series E Preferred Stock” and, collectively with the Common Stock and Series D Preferred Stock, the “Voting Capital”) may vote on each proposal that may come before the Annual Meeting subject to beneficial ownership limitations governing the Series D Preferred Stock and Series E Preferred Stock.

Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and holders of Series D Preferred Stock and Series E Preferred Stock are entitled to vote on all matters on an as converted basis with the holders of our Common Stock, subject to certain conversion limitations.

Each share of Series D Preferred Stock is convertible into 100 shares of Common Stock subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series D preferred stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99% (provided that certain investors elected to block their beneficial ownership initially at 2.49%), in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series D preferred stock. On the Record Date, there were [173,289] shares of Series D Preferred Stock outstanding. Taking into account conversion limitations, the Series D Preferred Stock are convertible into [8,535,350] shares of Common Stock that can be voted by the holders thereof as of the Record Date.

Each share of Series E Preferred Stock is convertible into 100 shares of Common Stock. The conversion ratio is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Company is prohibited from effecting the conversion of the Series E Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of the Company’s Common Stock calculated immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series E Preferred Stock. On the Record Date, there were 33,333 shares of Series E Preferred Stock outstanding. Taking into account conversion limitations, none of the shares of the Series E Preferred Stock can be voted by the holders thereof as of the Record Date.

On the Record Date, there were [30,787,770] shares of Common Stock outstanding.

What Is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Computershare, you are the “record holder” of those shares.  If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.”  If your shares are held in street name, these proxy materials have been forwarded to you by that organization.  As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who May Attend the Meeting?

Record holders and beneficial owners may attend the Annual Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

How Do I Vote?

Stockholders of Record

For your convenience, our record holders have four methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote by telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

4.	Vote in person. Attend and vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, our beneficial owners have four methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and mail promptly your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote by telephone. You may vote by proxy by calling the toll free number found on the vote instruction form.

4.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

If you vote by Internet or by telephone, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the Annual Meeting as you instruct in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends on each of the enumerated proposals and with regard to any other matters that may be properly presented at the Annual Meeting and all matters incident to the conduct of the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Is My Vote Confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: the inspector of elections, individuals who help with processing and counting your votes, and persons who need access for legal reasons.  Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum.  A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy.  Thus, holders of the Voting Capital representing a majority of votes must be represented in person or by proxy to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting.  If there is not a quorum at the Annual Meeting, we may adjourn the meeting.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares.  If you do not provide voting instructions, your shares will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board of Directors.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on any proposals to be considered at the Annual Meeting if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

Which Proposals Are Considered “Routine” or “Non-Routine”?

With the exception of the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 and the authorization of adjournment of the Annual Meeting, all of the other proposals to be voted upon at the Annual Meeting are considered non-routine.

What is an Abstention?

An abstention is a stockholders affirmative choice to decline to vote on a proposal.  Abstentions and broker non-votes will not be counted as having been voted on the proposals, and therefore will have the same effect as negative votes.

How Many Votes Are Needed for Each Proposal to Pass?
Proposal	Vote Required	Broker Discretionary Vote Allowed

Election of three Class I directors to serve until the 2019 Annual Meeting of Stockholders	Plurality of the votes cast (the three directors receiving the most “For” votes)	No

Authorization of the Board of Directors to approve an amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split	A majority of the Company’s shares of Voting Capital outstanding as of Record Date	No

Ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016	A majority of the votes cast	Yes

Advisory vote to approve the compensation of our named executive officers (Say-on-Pay)	A majority of the votes cast	No

Adjournment of the Annual Meeting	A majority of the votes cast	Yes

What Are the Voting Procedures?

In voting by proxy, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

All shares represented by proxy will be voted at the Annual Meeting in accordance with the choices specified on the proxy, and where no choice is specified, in accordance with the recommendations of the Board of Directors. Thus, where no choice is specified, the proxies will be voted for the election of the three Class I directors, for the authorization of the Board of Directors to approve an amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, for the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the year ending December 31, 2016, for the approval of the compensation of our named executive officers and for the adjournment of the Annual Meeting.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before it is voted by giving written notice to the Secretary of the Company, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: MabVax Therapeutics Holdings, Inc., 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121, Attention: Secretary, or by facsimile at (858)792-7375.

Who Is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us.  In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person.  Such persons will receive no compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Do I Have Dissenters’ Rights of Appraisal?

The Company’s stockholders do not have appraisal rights under Delaware law or under the governing documents of the Company with respect to the matters to be voted upon at the Annual Meeting.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

What Is the Deadline to Propose Actions for Consideration or to Nominate Individuals to Serve as Directors the 2016 Annual Meeting?

Requirements for Stockholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials. Any appropriate proposal submitted by a stockholder and intended to be presented at the 2016 Annual Meeting must be submitted in writing to the Company’s Secretary at 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121, and received no later than  [March 31, 2017], to be includable in the Company’s Proxy Statement and related proxy for the 2016 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board of Directors will consider stockholder proposals, we reserve the right to omit from our Proxy Statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Requirements for Stockholder Proposals to Be Brought Before the 2017 Annual Meeting of Stockholders and Director Nominations. Stockholders intending to present a proposal at the 2017 Annual Meeting of Stockholders but not intending to have included in the Proxy Statement and form of proxy relating to the 2017 Annual Meeting of stockholders, as well as any director nominations, must submit such proposals to the Company, ATTN: Chief Executive Officer, 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121, no earlier than [March 1, 2017] and no later than [March 31, 2017].

What Interest Do Officers and Directors Have in Matters to Be Acted Upon?

Members of the Board of Directors and executive officers of the Company do not have any interest in any proposal that is not shared by all other stockholders of the Company except that Mr. Hansen, Dr. Livingston and Mr. Varvaro each has an interest in Proposal 1.

PROPOSAL 1:
ELECTION OF CLASS I DIRECTORS

Three Class I directors are to be elected at the Annual Meeting to serve until the 2019 Annual Meeting of Stockholders. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Class I directors to be elected. Election of Class I directors requires a plurality of the votes cast at the Annual Meeting.

The following table sets forth the nominees for Class I director on the Board of Directors. It also provides certain information about the nominees as of the Record Date.

Nominees for Class I Directors

Name	Age	Position	Director Since
J. David Hansen	64	Director	July 2014
Phillip O. Livingston M.D.	73	Director	July 2014
Thomas C. Varvaro	46	Director	April 2015

The following is a summary of the biographical information of our Class I director nominees:

J. David Hansen, 64, serves as our President, Chief Executive Officer, and as Chairman of our Board of Directors and, prior to the merger with Telik, Inc. on July 8, 2014 (the “Merger”), served as President, Chief Executive Officer, and Chairman of the Board of Directors of MabVax Therapeutics, Inc. after co-founding the Company in 2006. Mr. Hansen is an experienced biopharmaceutical executive with more than 30 years of industry experience. He has held senior management roles in both private start-up companies as well as small to mid-sized public companies. His senior level experience includes executive management, finance and accounting, corporate development, sales and marketing. During his career, Mr. Hansen has executed a wide variety of in and out licensing agreements, research and development collaborations, joint ventures, divestitures, and acquisitions. Mr. Hansen has developed expertise in the therapeutic areas of immunology, oncology, and infectious disease. Mr. Hansen gained executive management experience at several life sciences companies prior to co-founding the Company that make him particularly suited for his leadership role in the Company. For example, he was a corporate officer of Avanir Pharmaceuticals where he held the titles of Vice President of Commercial Development, Senior Vice President of Corporate Development, and President and Chief Operations Officer of the Avanir Subsidiary Xenerex Biosciences. Prior to Avanir, Mr. Hansen served in multiple roles at Dura Pharmaceuticals including National Sales Director, Director of Marketing, and Director of Business Development. He has additional management experience with Merck & Co. (Schering-Plough), Key Pharmaceuticals, and Bristol Myers Squibb. We believe that Mr. Hansen’s extensive experience with public and private pharmaceutical companies in a leadership role qualifies him to serve as the Chairman of our Board of Directors and as our President and Chief Executive Officer.

Philip O. Livingston, M.D., 73, serves as a member of our Board of Directors and our Chief Science Officer and, prior to the Merger, served as a member of the Board of Directors and Chief Science Officer of MabVax Therapeutics, Inc. since 2012. He received his MD degree from Harvard Medical School and was Professor of Medicine in the Joan and Sanford Weill Medical College at Cornell University and Attending Physician and Member in Memorial Sloan-Kettering Cancer Center where he treated melanoma patients and ran the Cancer Vaccinology Laboratory research lab for over 30 years until his retirement from MSK October 1, 2011. Dr. Livingston’s research focused on: identification of suitable targets for immunotherapy of a variety of cancers, construction of polyvalent conjugate vaccines specifically designed to augment antibody responses against these targets, and identification of optimal immunological adjuvants to further augment the potency of these vaccines. He has over 150 publications and 4 issued and 3 pending patents concerning cancer vaccines. Dr. Livingston helped establish MabVax Therapeutics, Inc., and another biotech company, Adjuvance Technologies, Inc. MabVax supports two randomized Phase II trials with these MSK polyvalent vaccines and establishment of human monoclonal antibodies from the blood of immunized patients. We believe that Dr. Livingston’s extensive expertise in immunotherapy qualifies him to serve as a member of our Board of Directors and our Chief Science Officer.

Thomas C. Varvaro, 46, has served as a member of our Board of Directors since April 2015.  Mr. Varvaro has served as the Chief Financial Officer of ChromaDex Corp. since January 2004 and as its Secretary since March 2006. He also has served as a director of ChromaDex Corporation from March 2006 until May 2010. Mr. Varvaro is responsible for overseeing all aspects of ChromaDex’s accounting, information technology, intellectual property management and human resources management. Mr. Varvaro has extensive process-mapping and business process improvement skills, along with a solid information technology background that includes management and implementation experiences ranging from custom application design to enterprise wide system deployment. Mr. Varvaro also has hands-on experience in integrating acquisitions and in new facility startups. In working with manufacturing organizations, Mr. Varvaro has overseen plant automation, reporting and bar code tracking implementations. Mr. Varvaro also has broad legal experience in intellectual property, contract and employment law. Prior to ChromaDex, Mr. Varvaro gained substantial management experience in a number of positions that make him suitable for membership on the Board of Directors of the Company.  For example, he was employed by Fast Heat Inc., a Chicago, Illinois based Global supplier to the plastics, HVAC, packaging, and food processing industries, where he began as controller and was promoted to chief information officer and then chief financial officer during his tenure. During his time there Mr. Varvaro was responsible for all financial matters including accounting, risk management and human resources. Earlier in his career Mr. Varvaro gained additional experience in other areas of information technology and accounting roles.  For example, Mr. Varvaro was employed by Maple Leaf Bakery, Inc., Chicago, Illinois, during its rise to becoming a national leader in specialty bakery products. During his tenure, Mr. Varvaro served in information technology and accounting roles, helping to shepherd the company from a single facility to national leader in specialty food products. Mr. Varvaro has a B.S. in Accounting from University of Illinois, Urbana-Champaign and is a Certified Public Accountant.  We believe Mr. Varvaro’s extensive industry experience as an officer and director, as well as his extensive financial and accounting training and management experience qualify him to serve as a member of our Board of Directors.

DIRECTORS AND OFFICERS

Set forth below is certain information regarding our directors and executive officers.  Our Board of Directors is comprised of eight directors, and is divided among three classes, Class I, Class II and Class III. Directors in Class I will serve until the 2019 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death.  Class II directors will serve until the 2017 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. Class III directors will serve until the 2018 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. All officers serve at the pleasure of the Board.

The following table sets forth certain information concerning our current directors and executive officers (except for Mr. Hansen, Dr. Livingston and Mr. Varvaro who are listed above):

Name	Position

J. David Hansen	Chairman (Class I), President and Chief Executive Officer

Robert E. Hoffman	Director (Class II)

Philip O. Livingston, M.D.	Director (Class I), Chief Science Officer

Jeffrey V. Ravetch, M.D., Ph.D.	Director (Class II)

Thomas C. Varvaro	Director (Class I)

Kenneth M. Cohen	Director (Class III)

Paul V. Maier	Director (Class III)

Jeffrey F. Eisenberg	Director (Class II)

Gregory P. Hanson CMA, MBA	Chief Financial Officer

Paul W. Maffuid, Ph.D.	Executive Vice President of Research and Development

Paul F. Resnick, M.D., MBA	Vice President and Chief Business Officer

The following is a brief summary of the background of each of our other directors and executive officers.

Robert E. Hoffman, 50, has served as a member of our Board of Directors since September 2014.  Mr. Hoffman is Chief Financial Officer of AnaptysBio, a position he has held since July 2015.  Mr. Hoffman was the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, until July 2015 and has held other finance and accounting management roles at Arena since 1997, except that from March 2011 to August 2011, Mr. Hoffman served as Chief Financial Officer for Polaris Group, a privately held drug development company.  Mr. Hoffman is currently a member of the board of directors of CombiMatrix Corporation, a molecular diagnostics company and Kura Oncology, Inc. a biopharmaceutical company. He also currently serves as a member of the Financial Accounting Standards Board’s Small Business Advisory Committee and the steering committee of the Association of Bioscience Financial Officers. In addition, Mr. Hoffman is a member and a former director and President of the San Diego Chapter of Financial Executives International. Mr. Hoffman holds a B.B.A. from St. Bonaventure University, and is licensed as a C.P.A. (inactive) in the State of California. We believe Mr. Hoffman’s 17 years of experience in serving as an executive officer of a publicly traded life sciences company and service as a member of the board of directors of two life sciences companies qualifies him to serve as a member of our Board of Directors, and as an Audit Committee financial expert.

Jeffrey V. Ravetch, M.D., Ph.D., 65, serves as a member of our Board of Directors and, prior to the Merger, served as a member of the Board of Directors of MabVax Therapeutics, Inc. since March 2014.  Dr. Ravetch has served as the Theresa and Eugene Lang Professor at the Rockefeller University and Head of the Leonard Wagner Laboratory of Molecular Genetics and Immunology since 1997. Dr. Ravetch, a native of New York City, received his undergraduate training in molecular biophysics and biochemistry at Yale University, earning his B.S. degree in 1973, working with Donald M. Crothers on the thermodynamic and kinetic properties of synthetic oligoribonucleotides. Dr. Ravetch continued his training at the Rockefeller University—Cornell Medical School MD/Ph.D. program, earning his doctorate in 1978 in genetics with Norton Zinder and Peter Model, investigating the genetics of viral replication and gene expression for the single stranded DNA bacteriophage f1 and in 1979 he earned his M.D. from Cornell University Medical School. Dr. Ravetch pursued postdoctoral studies at the NIH with Phil Leder where he identified and characterized the genes for human antibodies and the DNA elements involved in switch recombination. From 1982 to 1996 Dr. Ravetch was a member of the faculty of Memorial Sloan-Kettering Cancer Center and Cornell Medical College. His laboratory has focused on the mechanisms by which antibodies mediate their diverse biological activities in vivo, establishing the pre-eminence of FcR pathways in host defense, inflammation and tolerance and describing novel inhibitory signaling pathways to account for the paradoxical roles of antibodies as promoting and suppressing inflammation. His work extended into clinical applications for the treatment of neoplastic, inflammatory and infectious diseases.

Dr. Ravetch has received numerous awards including the Burroughs-Wellcome Scholar Award, the Pew Scholar Award, the Boyer Award, the NIH Merit Award, the Lee C. Howley, Sr. Prize (2004), the AAI-Huang Foundation Meritorious Career Award (2005), the William B. Coley Award (2007), the Sanofi-Pasteur Award (2012) and the Gairdner International Prize (2012). He has presented numerous named lectures including the Kunkel Lecture, the Ecker Lecture, the Goidl Lecture, the Grabar Lecture, the Dyer Lecture and the Heidelberger/Kabat Lecture. He has received an honorary doctorate from Freidrich-Alexander University, Nuremberg/Erlangen. He is a member of National Academy of Sciences (2006), the Institute of Medicine (2007), a Fellow of the American Academy of Arts and Sciences (2008) and a Fellow of the American Association for the Advancement of Science (2009).

Dr. Ravetch has contributed extensively to the scientific community by serving as a member of the Scientific Advisory Boards of the Cancer Research Institute, the Irvington Institute for Medical Research and the Damon Runyon Foundation. He has been active in biotechnology for the last two decades, having served as a consultant or member of the Scientific Advisory Boards of Millennium Pharmaceuticals, Exelexis Pharmaceuticals, Regeneron Pharmaceuticals, Medimmune, Genentech, Novartis, Merck, Micromet, Xencor, Suppremol, Igenica, Portola Pharmaceuticals and Momenta Pharmaceuticals, Inc. We believe Dr. Ravetch’s extensive scientific knowledge and training qualify him to serve as a member of our Board of Directors.

Kenneth M. Cohen, 60, serves as a member of our Board of Directors and, prior to the Merger, served as a member of the Board of Directors of MabVax Therapeutics, Inc. since July of 2014.  Since 2007, Mr. Cohen has served either as a board member, executive officer or advisor to various companies, entrepreneurs and investors in the life sciences area.  From January 2011 to August 2014 he served as a member of the Board of Directors of Adamis Pharmaceuticals Corporation (a public pharmaceutical company).  He was a co-founder of publicly held Somaxon Pharmaceuticals, and served as its President and Chief Executive Officer from 2003 through 2007 and continued as a director until June 2008. Prior to Somaxon Pharmaceuticals, Mr. Cohen gained executive management and board experience through various executive positions that make him suitable for membership on the Board of Directors of the Company.  For example, he was President and Chief Executive Officer of Synbiotics Corporation; Executive Vice President and Chief Operating Officer for Canji Incorporated, a human gene-therapy company that was acquired by Schering-Plough Corporation; Vice President of Business Affairs at Argus Pharmaceuticals, Inc.; and Vice President of Marketing and Business Development for LifeCell Corporation.  Mr. Cohen began his career at Eli Lilly and Company where, among many different responsibilities over ten years, he directed business planning for the Medical Instrument Systems Division and managed the launch of Prozac. He received an A.B. in biology and chemistry from Dartmouth College and an M.B.A. from the Wharton School of the University of Pennsylvania.  We believe that Mr. Cohen’s 20 years of experience serving as an executive officer including chief executive officer of several life sciences companies, and serving as a member of the board of several life sciences companies qualifies him to serve as a member of the Board of Directors.

Paul V. Maier, 68, joined our Board of Directors in July 2014.  Since 2007, Mr. Maier has served as a member of the Board of Directors of International Stem Cell Corporation (a public life science company) and currently serves as the Chairperson of its Audit Committee and as a member of its Compensation and Governance Committees. Since 2012 Mr. Maier has served as Chairman of the Audit Committee and a member of the Governance Committee of the Board of Directors of Apricus Biosciences, Inc. (a public pharmaceutical company). Since 2015, Mr. Maier has served as Chairman of the Audit Committee and member of the Compensation Committee of the Board of Directors of Ritter Pharmaceuticals (a public pharmaceutical company). Mr. Maier also serves as a Director of Biological Dynamics, a private life science company.  From 2009 to June 2014, Mr. Maier served as the Chief Financial Officer of Sequenom, Inc., (a public biotechnology company). Prior to Sequenom, Inc., Mr. Maier gained executive management experience through various management positions that make him suitable for membership on the Board of Directors of the Company.  For example, Mr. Maier served as Senior Vice President and Chief Financial Officer of Ligand Pharmaceuticals, Inc., where he helped build Ligand from a venture stage company to a commercial, integrated biopharmaceutical organization.  Prior to Ligand Pharmaceuticals, Inc., he held various management and finance positions at ICN Pharmaceuticals. Mr. Maier received his M.B.A. from Harvard Business School and a B.S. from Pennsylvania State University. We believe that Mr. Maier’s over 20 years of experience in life sciences as a chief financial officer and serving on the board of several life sciences public companies qualifies him to serve as a member of the Board of Directors and as chair of the Audit Committee

Jeffrey F. Eisenberg, 50, has served as a member of our Board of Directors since February 2016.  Mr. Eisenberg has served in a variety of senior management positions, and has developed significant experience in the areas of corporate transactions, strategic alliances, product development, commercialization, manufacturing and talent management.  From November 1998 to December 2015 Mr. Eisenberg held various executive management positions including President, Chief Executive Officer and a board member of Noven Pharmaceuticals, Inc., the U.S. prescription pharmaceutical division of Hisamitsu Pharmaceutical Inc., a Japanese pharmaceutical company and the world's largest manufacturer of transdermal drug patches. Mr. Eisenberg led the post-acquisition integration of JDS Pharmaceuticals, a private specialty pharmaceutical company purchased by Noven in 1997, as well as the integration of Noven and Hisamitsu following the 2009 acquisition.  From 2007 to August 2014 Mr. Eisenberg also served as President of Novogyne Pharmaceuticals, a Women's Health commercial joint venture between Noven and Novartis Pharmaceuticals Corporation.  Mr. Eisenberg was appointed President and Chief Executive Officer of Noven following Hisamitsu's acquisition of Noven.  Prior to Noven Pharmaceuticals, Inc., Mr. Eisenberg gained extensive legal experience serving as Associate General Counsel and then as Acting General Counsel of IVAX Corporation, at the time a publicly-traded pharmaceutical company with global operations. Prior to serving at IVAX, Mr. Eisenberg was a lawyer in the corporate securities department of the Florida law firm of Steel Hector & Davis, where he began his professional career in 1990.

Mr. Eisenberg is an expert in corporate governance, having advised the boards of IVAX, Noven and others through a number of significant internal and external issues, including mergers and acquisitions, corporate financings, strategic alliances, CEO transitions, securities class action lawsuits, FDA warning letters and consent decrees, and development and implementation of corporate governance policies.  Mr. Eisenberg holds a BS, Economics degree from the Wharton School of the University of Pennsylvania, and a JD degree from Columbia University Law School.  We believe that Mr. Eisenberg’s extensive experience in corporate transactions, product development, corporate governance and executive leadership, qualifies him to serve as a member of our Board of Directors

Gregory P. Hanson, CMA, MBA, 69, serves as our Chief Financial Officer, and prior to the Merger served as Chief Financial Officer of MabVax Therapeutics, Inc. since February of 2014. Mr. Hanson has over 30 years serving as CFO/financial executive of both public and private biotech and hi tech companies.  From January 2008 to February 2014 Mr. Hanson was Managing Director of First Cornerstone, a board and management advisory service to companies and executives in the areas of international corporate development, financing strategies, commercialization of technologies and products, and M&A advisory service.  Since November 2009, Mr. Hanson has served as Advisory Board Member of Menon International, Inc. involved in commercialization of biosensor devices and assays, and renewable products.  Since October 2011, Mr. Hanson has served on the Life Sciences Advisory Board of Brinson Patrick Securities, a boutique investment bank.  He also serves as mentor and confidential advisor to several other tech and life sciences companies. Mr. Hanson is Past-President and 9-year Member of the Board of Directors of San Diego Financial Executives International (FEI), and a member of the Capital Formation Committee at BIOCOM since 2011. Earlier in his career Mr. Hanson was able to gain substantial executive management experience that help qualify him in his role as Chief Financial Officer.  For example, he served as Senior Vice President of Brinson Patrick Securities, where he opened up the San Diego branch and introduced at-the-market financing strategies to public life sciences companies. Prior to Brinson Patrick Securities, Mr. Hanson served as Senior Vice President and Chief Financial Officer of Mast Therapeutics (MSTX—NYSE MKT), and prior to Mast Therapeutics was Vice President and CFO, Chief Accounting Officer, Compliance Officer and Corporate Secretary of Avanir Pharmaceuticals, Inc. (acquired by Otsuka Holdings Co., Ltd.), the developer of the cold sore product Abreva™, and Neudexta™, for the treatment of Pseudobulbar Affect, a central nervous system disorder. During the course of his career, Mr. Hanson has completed approximately $1 billion in financing, licensing and partnering arrangements. Mr. Hanson was a founding and 6-year member of the Small Business Advisory Committee to the Financial Accounting Standards Board, and has spoken at various national conferences, industry organizations and panels on financing strategy and mergers and acquisitions, and twice spoken to the SEC’s Committee on Improvements to Financial Reporting.

Mr. Hanson has passed the examination for Certified Public Accountants and is a Certified Management Accountant.  He has an MBA with distinction from the University of Michigan, and a BS in Mechanical Engineering from Kansas State University.  Since 2008 Mr. Hanson has maintained Series 7 & Series 63 securities licenses.

Paul W. Maffuid, Ph.D., 60, serves as Executive Vice President of Research and Development. Dr. Maffuid joined the Company in July 2014.  From 2011 to June 2014, he worked for AAIPHARMA Services Corporation where he held various management positions including Executive Vice President, Pharma Operations. His responsibilities included formulation, process development, technology transfer, stability and analytical services for clients developing biologic and small molecule therapeutics. He was a member of the Executive Team that transformed a declining business into one of the world’s leading providers of integrated development services for the biopharmaceutical sector.  Dr. Maffuid has been able to gain extensive experience to qualify him in his executive leadership role over research and development at the Company.  For example, prior to joining AAIPHARMA he was the founder of Biopharmalogics, Inc. a consulting service providing Chemistry Manufacturing and Controls (CMC) as well as Drug Metabolism-Pharmacokinetics (DMPK) services for the development of pharmaceutical products which he operated from 2008 to 2011. Earlier in his career Dr. Maffuid was Senior Vice President of Irvine Pharmaceutical Services, Inc., and Vice President of Pharmaceutical Development for Arena Pharmaceuticals. While at Arena Pharmaceuticals Dr. Maffuid was a member of the Executive Management team responsible for all CMC and DMPK in support of discovery, development, and commercial operations. He led the design and construction of a 40,000 sq. ft. cGMP compliant pilot manufacturing facility. Dr. Maffuid had management roles at Magellan Laboratories, Cabrillo Laboratories, and Amylin Pharmaceuticals.

Paul F. Resnick, M.D., MBA, 59, serves as Vice President and Chief Business Officer.  Dr. Resnick joined the Company in March 2016.  From January 2013 to March 2016 Dr. Resnick was Senior Vice President, Business Development for Juventas Therapeutics, where he was responsible for business and commercial strategy and working with executive management overseeing corporate clinical development, and financial and business strategies.  From February 2012 to December 2012, Dr. Resnick was an advisor to several companies in the life sciences area.  From January 2008 to January 2012 he was Vice President, Business Development for Intellikine, Inc. (acquired by Takeda Pharmaceuticals), responsible for managing alliances and leading the business development strategy that resulted in securing an acquisition by Takeda Pharmaceuticals.  During the course of Dr. Resnick’s career, he has been able to gain extensive experience to qualify him in his executive leadership role for business development for the Company.  For example, Dr. Resnick held Senior Director positions for Worldwide Business Development, and for Strategic Alliances, at Pfizer Inc., where he was responsible for networking with leaders from biotechnology companies, universities, and research institutions to gain early insights into emerging technologies, and for leading technical and business diligence, negotiations, and alliance management of science and technology initiatives for Pfizer’s Biotechnology and Bio-innovation Center.  Prior to Pfizer Dr. Resnick held Director and Senior Director positions at Rinat Neuroscience (acquired by Pfizer), Intermune, Inc. and Roche Pharmaceuticals.  Dr. Resnick has an M.D. from The Medical College of Wisconsin and an MBA from The Wharton School of the University of Pennsylvania.

Director Independence

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors are independent, as of December 31, 2015 within the meaning of the applicable SEC rules and the NASDAQ listing standards, except Mr. Hansen, the Chairman of the Board of Directors and Chief Executive Officer and President of the Company, Dr. Livingston, Chief Science Officer of the Company; and Dr. Ravetch as of March 8, 2016. Although the Company is not currently listed on a national exchange we believe it is in the Company’s interests to comply with these standards both as a matter of good governance and to facilitate any future re-listing.

Family Relationships

            None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

 Other Directorships

            Other than as disclosed above, none of the directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

            We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board Leadership Structure

The Board of Directors is currently chaired by the President and Chief Executive Officer of the Company, Mr. Hansen. The Company believes that combining the positions of Chief Executive Officer and Chairman of the Board of Directors helps to ensure that the Board of Directors and management act with a common purpose. Integrating the positions of Chief Executive Officer and Chairman can provide a clear chain of command to execute the Company’s strategic initiatives. The Company also believes that it is advantageous to have a Chairman with an extensive history with and knowledge of the Company, and extensive technical and industry experience. Notwithstanding the combined role of Chief Executive Officer and Chairman, key strategic initiatives and decisions involving the Company are discussed and approved by the entire Board of Directors. In addition, meetings of the independent directors of the Company are regularly held, which Mr. Hansen does not attend. The Company believes that the current leadership structure and processes maintains an effective oversight of management and independence of the Board of Directors as a whole without separate designation of a lead independent director. However, the Board of Directors will continue to monitor its functioning and will consider appropriate changes to ensure the effective independent function of the Board of Directors in its oversight responsibilities.

Role of the Board in Risk Oversight

One of the Board of Director’s key functions is informed oversight of the Company’s risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee considers and discusses with management the Company’s major financial risk exposures and related monitoring and control of such exposures as well as compliance with legal and regulatory requirements. The Nominating & Governance Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation policies and programs have the potential to encourage excessive risk-taking. Any findings regarding material risk exposure to the Company are reported to and discussed with the Board of Directors.

Independence of the Board of Directors and its Committees

After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors and the Company’s nominees for director are independent within the meaning of the applicable NASDAQ listing standards, except Mr. Hansen, the Chairman of the Board of Directors, Chief Executive Officer and President, of the Company; Dr. Livingston, Chief Science Officer; and Dr. Ravetch effective March 8, 2016 due to a consulting arrangement. As required under the NASDAQ listing standards, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Board of Directors met 11 times and acted by unanimous written consent 9 times during the fiscal year ended December 31, 2015.  Each member of the Board of Directors attended 75% or more of the aggregate of the meetings of the Board of Directors held in the last fiscal year during the period for which he was a director and of the meetings of the committees on which he served, held in the last fiscal year during the period for which he was a committee member except Dr. Livingston who was unable to attend certain meetings due to travel and other commitments.  Although the Company is not currently NASDAQ-listed, we believe it is in the Company’s interests to comply with these standards both as a matter of good governance and to facilitate any future re-listing.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee, among other things: evaluates the performance, and assesses the qualifications, of the Independent Registered Public Accounting Firm; determines and pre-approves the engagement of the Independent Registered Public Accounting Firm to perform all proposed audit, review and attest services; reviews and pre-approves the retention of the Independent Registered Public Accounting Firm to perform any proposed, permissible non-audit services; determines whether to retain or terminate the existing Independent Registered Public Accounting Firm or to appoint and engage a new Independent Registered Public Accounting Firm for the ensuing year; confers with management and the Independent Registered Public Accounting Firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and recommends whether or not such financial statements should be so included; and discusses with management and the Independent Registered Public Accounting Firm the results of the annual audit and review of the Company’s quarterly financial statements.

The Audit Committee is currently composed of four outside directors: Mr. Maier, Mr. Cohen, Mr. Hoffman and Mr. Varvaro, as of December 31, 2015. The Audit Committee met six times and acted two times by written consent during the fiscal year ended December 31, 2015. The Audit Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

The Board of Directors periodically reviews the NASDAQ listing standards’ definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended). Although the Company is not currently NASDAQ-listed we believe it is in the Company’s interests to comply with these NASDAQ standards both as a matter of good governance and to facilitate any future re-listing.  The Board of Directors has determined that Mr. Maier qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Mr. Maier’s level of knowledge and experience based on a number of factors, including his formal education and his service in executive capacities having financial oversight responsibilities. These positions include Chief Financial Officer, Senior Vice President, and member of the boards of directors and audit committees of, a number of biotechnology and genomics companies, pursuant to which he has experience preparing, reviewing and supervising the preparation of financial reports. In addition, Mr. Maier holds an M.B.A from Harvard Business School. For further information on Mr. Maier’s experience, please see his biography above.

Compensation Committee

The Compensation Committee of the Board of Directors reviews, modifies and approves the overall compensation strategy and policies for the Company. The Compensation Committee, among other things: reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s officers; determines and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; determines and approves the compensation and other terms of employment of the other officers of the Company; and administers the Company’s stock option and purchase plans, pension and profit sharing plans and other similar programs.

 As of December 31, 2015, the Compensation Committee was composed of four outside directors: Mr. Cohen, Mr. Hoffman, Dr. Ravetch and Mr. Varvaro.  Effective March 8, 2016, the Compensation Committee determined that Dr. Ravetch will no longer be independent under director independence rules due to a consulting arrangement with the Company, and thereafter will be ineligible to be on the committee.  Effective as of March 8, 2016, the committee was reduced to three remaining members of the Compensation Committee who continue to be independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).  On May 6, 2016, Mr. Eisenberg was appointed to the Compensation Committee.  The Compensation Committee met 5 times and acted once by written consent during the fiscal year ended December 31, 2015. The Compensation Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

When appropriate, the Compensation Committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by discussing executive performance with the Compensation Committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the Compensation Committee.

The Compensation Committee has the authority, at the Company’s expense, to select, retain, terminate and set the fees and other terms of the Company’s relationship with any outside advisors who assist it in carrying out its responsibilities, including compensation consultants or independent legal counsel.

The Compensation Committee retains a consulting firm directly, although in carrying out assignments, the consulting firm also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, the consultant may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy and/or identify data questions or other similar issues.

        Our Compensation Committee generally does not have a specific target amount of compensation for individual Named Executive Officers relative to a peer group of companies, but it considers peer data for purposes of assessing the competitiveness of the executive compensation program. An individual Named Executive Officer may earn more or less than the market median depending on factors described below, including the individual’s experience and background, role, and past and future performance.

With respect to 2015, the compensation program for our Named Executive Officers, both overall and on an individual basis, was below the 37th percentile for total direct compensation compared to a peer group of similar companies.  The Company paid cash bonuses to its Named Executive Officers in 2016 for 2015 for performance based on the Company achieving 75% of its performance goals, including submitting to the U.S. Food and Drug Administration two investigational new drug applications for HuMab 5B1, restructuring the capitalization structure of the Company including eliminating financial instruments that had market price-sensitive conversion features and advancing other pre-clinical antibody candidates in the pipeline.  No cash bonuses were paid in 2015 for 2014 performance.  The Compensation Committee retained Barney and Barney, a Marsh McLennan Agency, in 2015 as compensation consultants and considers their recommendations in evaluating the timing and mix of the Company’s cash and equity compensation.

Compensation Philosophy, Objectives and Development

 Our overall compensation philosophy and objective for 2016 is to maintain a compensation program for our Named Executive Officers that helps us attract, motivate and retain qualified individuals to perform at the highest of professional levels and to contribute to our growth and success, which we believe will result in enhancing stockholder value. The compensation program for our Named Executive Officers is designed to provide them with compensation opportunities that are tied to our overall corporate performance. Their compensation includes three key elements: (i) base salary; (ii) performance-based cash incentives; and (iii) a mix of stock-based compensation. Our Named Executive Officers are also entitled to health and welfare benefits, and they may be entitled to receive additional benefits upon termination of their employment.

The main principles of our compensation strategy include the following:

●	Compensation decisions are driven by a pay-for-performance philosophy;

●	Compensation should reflect corporate performance; and

●	Higher compensation can be earned through an individual’s and the company’s extraordinary performance both before incentives are granted and after they are granted.

Compensation Committee Interlocks and Insider Participation

Each of Jeffrey V. Ravetch, M.D., Ph.D., Robert E. Hoffman, a Kenneth M. Cohen and Thomas Varvaro served on our compensation committee in 2015. No member of our compensation committee has at any time been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating & Governance Committee

The Nominating & Governance Committee of the Board of Directors is responsible for, among other things: identifying, reviewing and evaluating candidates to serve as directors of the Company; reviewing, evaluating and considering incumbent directors; recommending to the Board of Directors for selection candidates for election to the Board of Directors; making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors; and assessing the performance of the Board of Directors.

The Nominating & Governance Committee is currently composed of four outside directors: Mr. Cohen, Mr. Hoffman, Mr. Maier and Mr. Varvaro, as of December 31, 2015.  On May 6, 2016, Mr. Eisenberg was appointed to the Nominating & Governance Committee.   All members of the Nominating & Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating & Governance Committee met once during the fiscal year ended December 31, 2015. The Nominating & Governance Committee Charter was last amended in March 2015 and is available on the Company’s website, www.mabvax.com.

The Nominating & Governance Committee has not established any specific minimum qualifications that must be met for recommendation for a position on the Board of Directors. Instead, in considering candidates for director the Nominating & Governance Committee will generally consider all relevant factors, including among others the candidate’s applicable education, expertise and demonstrated excellence in his or her field, the usefulness of the expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, experience and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board of Directors (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its stockholders.

            The Nominating & Governance Committee considers each director’s executive experience leading biopharmaceutical companies, his familiarity and experience with the various operational, scientific and/or financial aspects of managing companies in our industry, and his involvement in building collaborative biopharmaceutical development and commercialization relationships.

With respect to diversity, the Nominating & Governance Committee seeks a diverse group of individuals who have executive leadership experience in life sciences companies, and a complementary mix of backgrounds and skills necessary to provide meaningful oversight of the Company’s activities. As a clinical stage drug development company focused on discovering and developing small molecule drugs, we seek directors who have experience in the medical, regulatory and pharmaceutical industries in general, and also look for individuals who have experience with the operational issues that we face in our dealings with clinical and pre-clinical drug development, collaborations with third parties and commercialization and manufacturing issues. Some of our directors have strong financial backgrounds and experience in dealing with public companies, to help us in our evaluation of our operations and our financial model. We also face unique challenges as we implement our strategy to develop, manufacture and commercialize our products by entering into relationships with pharmaceutical companies. The Nominating & Governance Committee annually reviews the Board’s composition in light of the Company’s changing requirements. The Nominating & Governance Committee uses the Board of Director’s network of contacts when compiling a list of potential director candidates and may also engage outside consultants. Pursuant to its charter, the Nominating & Governance Committee will consider, but not necessarily recommend to the Board of Directors, potential director candidates recommended by stockholders. All potential director candidates are evaluated based on the factors set forth above, and the Nominating & Governance Committee has established no special procedure for the consideration of director candidates recommended by stockholders.

Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating Committee at the following address: 11535 Sorrento Valley Road, Suite 400, San Diego, California 92121, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. The deadline for recommending directors for nomination at the 2017 annual meeting of stockholders is [March 31, 2017]. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Common Stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Under the Company’s bylaws, in order for nominations or other business to be properly brought before an annual meeting directly by a stockholder, the stockholder must give timely notice to the Secretary of the corporation and have complied with the Company’s bylaws, as well as the laws and regulations applicable to the delivery of proxy statements and form of proxy to the stockholders.  To be timely, such notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made

Director Nominations

There have been no material changes to the procedures by which stockholder may recommend nominees to the Board of Directors since our last disclosure of these procedures.

Stockholder Communications with the Board of Directors

The Nominating & Governance Committee of the Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors or any of its individual directors. Stockholders who wish to communicate with the Board of Directors may do so by sending a written communication addressed as follows: Board Communication, MabVax Therapeutics Holdings, Inc., 11535 Sorrento Valley Rd., Suite 400, San Diego, CA 92121. All communications must state the number and class(es) of shares owned by the stockholder making the communication.  The Company’s Secretary or other officer will review each communication and forward the communication to the Board of Directors, to any individual director to whom the communication is addressed, and/or to any other officer of the Company considered to be necessary or appropriate.

Attendance at Annual Meeting

It is the Company’s current policy to require directors to attend the Annual Meeting absent extraordinary circumstances. The 2015 annual meeting of stockholders held on August 26, 2015 was attended by all the members of the Board of Directors.

Code of Conduct

We have adopted the MabVax Therapeutic Holdings, Inc. Code of Conduct, a code of ethics with which every person who works for us is expected to comply, including without limitation our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

            Based solely on a review of the copies of such forms furnished to us during 2015, SEC filings and certain written representations that no other reports were required during the fiscal year ended December 31, 2015, our officers, directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirement, except for Paul Maffuid who was late on one Section 16(a) filing that took place on January 8, 2015.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of the Board, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, our compliance with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2015 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Each of the members of the Audit Committee is independent as defined under the standards of the Commission and NASDAQ listing standards, and each of Messrs. Maier, Hoffman, and Varvaro qualifies as an Audit Committee financial expert in accordance with the requirements of the NASDAQ listing standards and of such rules of the Commission.

Respectfully submitted by the Audit Committee,

Paul V. Maier, Chairman
Kenneth M. Cohen
Robert E. Hoffman
Thomas C. Varvaro

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

 The following table sets forth, for the fiscal years 2015 and 2014, compensation awarded or paid to, or earned by, our Chief Executive Officers, our Chief Financial Officer and our other two executive officers at December 31, 2015 (the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Restricted Stock Unit Awards ($) (5)	Option Awards ($) (6)	All Other Compensation ($)	Total ($) (1)
J. David Hansen	2015	375,601		149,625	2,077,475	1,493,194	87,770	4,183,665
President, Chief Executive Officer and Chairman(2)	2014	315,660		32,318	-0-	-0-	25,142	373,120

Michael M. Wick, M.D., Ph.D.	2015	-0-		-0-	-0-	-0-	-0-	-0-
Former President, Chief Executive Officer and Chairman(2)(3)	2014	391,630	(3)	-0-	-0-	-0-	-0-	391,630

Gregory P. Hanson	2015	271,819		77,175	1,075,480	773,006	19,742	2,217,222
Chief Financial Officer(2)	2014	180,269		10,000	-0-	56,331	2,664	249,264

Wolfgang W. Scholz, Ph.D.	2015	225,443		43,125	700,925	503,793	13,950	1,487,236
Vice President, Antibody Discovery*	2014	213,803		18,891	-0-	-0-	14,609	247,303

Paul W. Maffuid	2015	268,154		53,438	768,200	552,147	33,476	1,675,415
Vice President, Pharmaceutical Development and Operations(4)	2014	94,327		-0-	-0-	90,676	9,930	194,933

(1)	This table includes compensation from the Company, and from MabVax Therapeutics, Inc., its predecessor, prior to the July 2014 merger.
(2)	Mr. Wick resigned his executive positions on July 7, 2014 in connection with the Merger. Mr. Hansen and Mr. Hanson were appointed to their positions in connection with the Merger on the same date.
(3)	Dr. Wick was not compensated for his role as a director in 2014. The amount shown reflects salary earned as an employee only.
(4)	Dr. Maffuid was appointed to his position in July 2014.
(5)	The amounts in this column represent the aggregate full grant date fair value of restricted stock units (RSUs) granted. Such RSU awards were granted during 2015 with vesting dates after 2015.
(6)
The amounts in this column represent the aggregate full grant date fair values of stock options granted, computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation” using the Black-Scholes option valuation model.
*Effective as of March 8, 2016, Mr. Scholz is no longer considered a NEO.

 Outstanding Equity Awards at 2015 Fiscal Year-End

 The following table summarizes the number of outstanding equity awards held by each of our Named Executive Officers at December 31, 2015. Each option grant is shown separately for each Named Executive Officer. The vesting schedule for each option grant is shown following this table.

Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
J. David Hansen	2/1/2010	12,506	-0-	-0-	0.72	2/1/2020	-0-	-0-
President, Chief Executive Officer and Chairman(1)	2/28/2013	17,717	7,295	-0-	1.44	2/28/2023	-0-	-0-
	4/2/2015	-0-	903,250	-0-	2.30	4/2/2025	903,250	2,077,475

Gregory P. Hanson	3/13/2014	8,511	10,943	-0-	8.10	3/13/2024	-0-	-0-
Chief Financial Officer(1)	4/2/2015	-0-	467,600	-0-	2.30	4/2/2025	467,600	1,075,480

Wolfgang W. Scholz, Ph.D.*	2/1/2010	6,948	-0-	-0-	0.72	2/1/2020	-0-	-0-
Vice President, Antibody Discovery	2/28/2013	11,811	4,863	-0-	1.44	2/28/2023	-0-	-0-
	4/2/2015	-0-	304,750	-0-	2.30	4/2/2025	304,750	700,925

Paul W. Maffuid	9/8/2014	4,342	9,553	-0-	8.48	9/8/2024	-0-	-0-
Executive Vice President, Research and Development	4/2/2015	-0-	334,000	-0-	2.30	4/2/2025	334,000	768,200

(1)	Mr. Wick resigned his positions on July 7, 2014 in connection with the Merger. Mr. Hansen and Mr. Hanson were appointed to their positions in connection with the Merger on the same date.

 *Effective as of March 8, 2016, Mr. Scholz is no longer considered a NEO.

Retirement Plans

The Company does not maintain any defined benefit or defined contribution pension or retirement plans, other than a 401(k) Plan that is offered through our payroll provider. The Company made no matching contributions to the 401(k) Plan in 2014.

 Employment Severance and Change of Control Arrangements

We entered into an employment agreement with Michael M. Wick, M.D., Ph.D. in August 1999 upon his promotion to the position of Chief Executive Officer. In December 1999, Dr. Wick was elected Chairman of the Board of Directors effective January 2000. On December 17, 2008, we entered into an amended and restated employment agreement, or the Employment Agreement, with Dr. Wick to clarify the manner in which such employment agreement complies with the final regulations under Section 409A of the U.S. Internal Revenue Code ("Section 409A"). The Employment Agreement superseded and replaced the employment agreement entered into in August 1999. According to the Employment Agreement, either the Company or Dr. Wick may terminate his employment at any time for any reason. Per the agreement if Dr. Wick were to be terminated without cause, he would have been entitled to receive as severance continued payment of his base salary and health care benefits for twelve months. We will also accelerate the vesting of his then unvested stock options as to the number of shares that would have vested in the ordinary course in the first twelve months following his termination date, with such vesting effective as of his termination date. Dr. Wick’s benefits pursuant to the Employment Agreement were subject to his signing of a general waiver or release of the Company. See the section “Effect of the Merger on Executive Compensation Arrangements” regarding Dr. Wick’s release and severance obligations following the merger.

In February 2003, we adopted the Telik, Inc. Change of Control Severance Benefit Plan, or the Severance Plan. On December 17, 2008, the Compensation Committee of the Board of Directors adopted an amendment to the Severance Plan to clarify the manner in which such plan complies with the final regulations under Section 409A. The Severance Plan provided eligible participants with severance benefits in the event that a participant’s employment with the Company were to be terminated, voluntarily or involuntarily, without cause within one year after a change of control, provided that the eligible participant signs a general waiver or release prior to receipt of the benefits. Such benefits included cash severance, payment of premiums under employee benefits plans, COBRA continuation coverage, accelerated vesting of unvested stock options and additional payments if the amounts which a participant would receive in connection with a change in control of the Company would constitute a “parachute payment” or be subject to excise tax.

The Severance Plan provided that, to the extent designated by the Compensation Committee or the Chief Executive Officer, the Chief Operating Officer, Chief Financial Officer, Senior Vice Presidents, Vice Presidents and others would be eligible to participate in the Severance Plan. On February 21, 2003, the Board of Directors designated Dr. Wick as eligible to participate in the Severance Plan. Under the Severance Plan, Dr. Wick, as the Chief Executive Officer, is eligible to receive (1) full accelerated vesting of any unvested stock options then held, (2) a lump sum cash payment equal to two times the greater of: (i) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect on the date of termination; or (ii) the sum of his base salary and the greater of: (a) the annual cash bonus paid to him in the prior year; or (b) his Annual Target Bonus as in effect immediately prior to the Change of Control; and (3) continuation of health benefits for up to 24 months and COBRA continuation coverage. Dr. Wick would also have been entitled to additional payments if the amounts he would receive in connection with a change in control of MabVax Therapeutics Holdings, Inc. would constitute a “parachute payment” or be subject to excise tax. Dr. Wick’s benefits under the Severance Plan, when applicable, would have superseded the severance benefits under his employment contract.

 Effect of the Merger on Our Executive and Director Compensation Arrangements

 In connection with the Merger, we obtained release agreements from each of Michael M. Wick, M.D., Ph.D., Gail L. Brown, M.D., William P. Kaplan, Esq., Steven R. Schow, Ph.D., and Wendy K. Wee to release any potential claims against MabVax Therapeutics with respect the termination of their employment with or service to the Company, including all claims under the Severance Plan, and provided that each would resign from their respective officer positions upon the consummation of the merger in exchange for cash payments as provided below:

Participants	Severance and Release Payment Amount
Michael M. Wick, M.D., Ph.D.	$172,000
Gail L. Brown, M.D.	$136,000
William P. Kaplan, Esq.	$118,000
Steven R. Schow, Ph.D.	$120,000
Wendy K. Wee	$118,000

On July 8, 2014, in connection with the Merger, the Company assumed all of the duties, obligations and liabilities of MabVax under (i) the employment agreements with J. David Hansen, dated July 1, 2014, or the Hansen Employment Agreement, (ii) the employment agreement with Gregory P. Hanson dated July 1, 2014, or the Hanson Employment Agreement, and (iii) the employment agreement with Wolfgang W. Scholz, Ph.D., dated July 1, 2014, or the Scholz Employment Agreement.  Subsequent to the Merger, the Company entered into employment agreements with each of Paul Maffuid, Ph.D. and Paul Resnick, M.D.

Hansen Employment Agreement

 The Hansen Employment Agreement, which became effective July 1, 2014, has an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Mr. Hansen or the Company at least 60 days prior to the end of the term. Under the terms of his agreement, Mr. Hansen received an initial base salary of $315,660.  Mr. Hansen’s base salary may be increased at the discretion of the Board of Directors or the Compensation Committee. Mr. Hansen is also entitled to an annual cash bonus, based on certain performance-based objectives established by the Compensation Committee of the Board.

The Hansen Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Hansen Employment Agreement) by the Company, with Good Reason (as defined in the Hansen Employment Agreement), and upon a Change in Control (as defined in the Hansen Employment Agreement), by Mr. Hansen or at either party’s election not to renew the employment agreement. In the event the Hansen Employment Agreement is terminated as a result of Mr. Hansen’s death, Mr. Hansen’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the Hansen Employment Agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to one year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Hansen Employment Agreement is terminated by the Company for Disability or without Cause, by Mr. Hansen for Good Reason, non-renewal by the Company or in connection with a Change in Control, Mr. Hansen would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Mr. Hansen obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Mr. Hansen’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Hansen, or the parties elect not to renew the agreement, Mr. Hansen will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Hansen Employment Agreement.

 Hanson Employment Agreement

 The Hanson Employment Agreement, which became effective July 1, 2014, has an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Mr. Hanson or us at least 60 days prior to the end of the term. Under the terms of his agreement, Mr. Hanson was entitled to receive an initial annual base salary of $215,000, which may be increased at the discretion of the Board of Directors or the Compensation Committee. Mr. Hanson is also entitled to an annual cash bonus, based on certain performance-based objectives established by the Company. In addition, prior to the merger MabVax Therapeutics had granted Mr. Hanson options which are currently exercisable to purchase up to 19,454 shares of the Company Common Stock at an exercise price of $8.096 under the terms of the Company 2014 Employee, Director and Consultant Equity Incentive Plan as assumed by the Company pursuant to the Merger Agreement.

 The Hanson Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Hanson Employment Agreement) by the Company, with Good Reason (as defined in the Hanson Employment Agreement), and upon a Change in Control (as defined in the Hanson Employment Agreement), by Mr. Hanson or at either party’s election not to renew the employment agreement. In the event the Hanson Employment Agreement is terminated as a result of Mr. Hanson’s death, Mr. Hanson’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the Hansen Employment Agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Hanson Employment Agreement is terminated by the Company for Disability or without Cause, by Mr. Hanson for Good Reason, non-renewal by the Company or in connection with a Change in Control, Mr. Hanson would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Mr. Hanson obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Mr. Hanson’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Mr. Hanson, or the parties elect not to renew the agreement, Mr. Hanson will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Hanson Employment Agreement.

Maffuid Employment Agreement

 On July 21, 2014, we entered into an Employment Agreement with Paul Maffuid, Ph.D., or the Maffuid Employment Agreement. The Maffuid Employment Agreement has an initial term of 3 years, with an option to renew or extend the terms if notice is provided by either Dr. Maffuid or the Company at least 60 days prior to the end of the term. Under the terms of his agreement, Dr. Maffuid was entitled to receive an initial base salary of $225,000 which may be increased at the discretion of the Board of Directors or the Compensation Committee. Dr. Maffuid is also entitled to an annual bonus, based on certain performance-based objectives established by the Company’s Chief Executive Officer. In addition, the Company previously granted Dr. Maffuid options to purchase up to 13,895 shares of the Company’s Common Stock at an exercise price of $8.48 per share under the terms of the Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan which was assumed by the Company pursuant to the Merger Agreement.

The Maffuid Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Maffuid Employment Agreement) by the Company, with Good Reason (as defined in the Maffuid Employment Agreement and upon a Change in Control (as defined in the Maffuid Employment Agreement), by Dr. Maffuid or at either party’s election not to renew the employment agreement. In the event the Maffuid Employment Agreement is terminated as a result of Dr. Maffuid’s death, Dr. Maffuid’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the Maffuid Employment Agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Maffuid Employment Agreement is terminated by the Company for Disability or without Cause, by Dr. Maffuid for Good Reason, non-renewal by the Company or in connection with a Change in Control, Dr. Maffuid would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Dr. Maffuid obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Dr. Maffuid’s annual base salary payable in 12 equal monthly installments. In the event the employment agreement is terminated by the Company for Cause, without Good Reason by Dr. Maffuid, or the parties elect not to renew the agreement, Dr. Maffuid will be entitled to payment of any base salary earned but unpaid through the date of termination and any other payment or benefit to which he is entitled under the applicable terms of any applicable company arrangement during the 30-day period following the termination of the Maffuid Employment Agreement.

Resnick Employment Agreement

  On March 16, 2016, we entered into an Employment Agreement with Paul F. Resnick, M.D., or the Resnick Employment Agreement.  The Resnick Employment Agreement provides that Dr. Resnick’s employment is “at-will” and is not for any specified term or length of time. Under the terms of his agreement, Dr. Resnick was entitled to receive an initial base salary of $265,000 which may be increased at the discretion of the Company. Dr. Resnick is also entitled to an annual bonus of up to 30% of his base salary. In connection with hiring Dr. Resnick, the Company granted Dr. Resnick options to purchase up to 224,000 shares of the Company’s Common Stock at an exercise price of $1.75 per share and 336,000 shares of the Company’s Common Stock at an exercise price of $0.74 per share under the terms of the Amended and Restated 2014 Employee, Director and Consultant Equity Incentive Plan.

  The Resnick Employment Agreement may be terminated upon death, disability, with or without Cause (as defined by the Resnick Employment Agreement) by the Company, with Good Reason (as defined in the Resnick Employment Agreement), and upon a Change in Control (as defined in the Resnick Employment Agreement) or at either party’s election to terminate upon 30 days prior written notice. In the event the Resnick Employment Agreement is terminated as a result of Dr. Resnick’s death, Dr. Resnick’s authorized representative shall be entitled to receive all Accrued Obligations (as defined in the Resnick Employment Agreement), full acceleration of vesting of all issued and outstanding stock options, benefits for up to 1 year, any unpaid annual bonus amounts and a pro rata bonus payment. In the event the Resnick Employment Agreement is terminated by the Company for Disability or without Cause, by Dr. Resnick for Good Reason, or in connection with a Change in Control, Dr. Resnick would be entitled to receive all Accrued Obligations, full acceleration of vesting of all issued and outstanding stock options, unpaid bonus amounts and a pro rata bonus payment, benefits for up to one year or until Dr. Resnick obtains coverage through subsequent employment (whichever is earlier) and severance payments equal to Dr. Resnick’s annual base salary payable in 12 equal monthly installments.

 2015 Management Bonus Plan

On April 2, 2015, our Compensation Committee approved the 2015 Management Bonus Plan outlining maximum target bonuses of the base salaries of certain of our executive officers.  Under the terms of the 2015 Management Bonus Plan, the Company’s Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, the Chief Financial Officer shall receive a maximum target bonus of up to 35% of his annual base salary and the Company’s Vice President shall receive a maximum target bonus of up to 25% of his annual base salary.  On February 16, 2016, our Compensation Committee approved a 2016 Management Bonus Plan outlining maximum target bonuses of the base salaries of certain of our executive officers. Under the terms of the Management Plan, the Company's Chief Executive Officer shall receive a maximum target bonus of up to 50% of his annual base salary, and the Chief Financial Officer and each of the Company's Vice Presidents of Discovery and Development shall receive a maximum target bonus of up to 30% of his annual base salary.

DIRECTOR COMPENSATION

Non-employee directors do not receive any separate compensation for their board of director activities, other than Dr. Ravetch.  In April 2015, Dr. Ravetch received 131,500 shares of fully vested restricted Common Stock valued at $302,450 in exchange for future services of at least one year.  On April 1, 2016, we entered into a two-year consulting agreement with Dr. Ravetch, whereby Dr. Ravetch will provide key technology, predevelopment, corporate development, and other consulting services in exchange for $100,000 in cash compensation each year of the agreement.  During the year ended December 31, 2015, non-named-executive-officer directors received the compensation described below for their services as director.

 2015 Director Compensation Table

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Stock Awards ($) (3)	Total ($)
Philip O. Livingston, M.D. (2)	--	--	$2,300,000	$2,300,000
Robert E. Hoffman (4)(7)	$20,500	$97,387	$78,775	$196,662
Jeffrey Ravetch, M.D. (4)(5)(7)	$18,000	$97,387	$381,225	$496,612
Paul V. Maier (4)(7)	$24,000	$97,387	$78,775	$200,162
Kenneth M. Cohen (4)(7)	$22,000	$97,387	$78,775	$198,162
Tom Varvaro (4)(8)	$12,000	$97,387	$78,775	$188,162
Jeffrey F. Eisenberg (6)	--	--	--	--

(1)
The amounts in this column represent the aggregate full grant date fair values of stock options granted to each of the non-employee directors computed in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation,” excluding the effect of estimated forfeitures. The amounts reported for these options may not represent the actual economic values that the Company’s non-employee directors will realize from these options, as the actual value realized will depend on the Company’s performance, stock price and their continued services.

(2)
Dr. Livingston does not receive any cash compensation as a director.  Dr. Livingston received 1,000,000 shares of restricted Common Stock, valued at $2.30 a share on April 2, 2015, in connection with his continuing services to the Company of at least one year.   Dr. Livingston’s employee compensation in 2015 consisted of $60,000 in cash compensation.  Dr. Livingston had 22,233 options outstanding at December 31, 2015.

(3)
Represents the aggregate grant date fair value of restricted stock and restricted stock units granted in accordance with Accounting Standards Codification 718, or ASC 718, “Compensation—Stock Compensation.”  The fair value was calculated based on the closing market price of our Common Stock on the grant date of April 2, 2015.  Amounts include 34,250 restricted stock units granted to each of the non-employee directors other than Mr. Eisenberg during 2015 with vesting dates after 2015 over three years.

(4)
Non-employee directors serving on the board during 2015 were each granted 34,250 options on April 2, 2015 at an exercise price of $2.30 per share with a grant date fair value of $56,618 vesting over three years, and 35,000 options on August 26, 2015 at an exercise price of 1.52 with a grant date fair value of $40,769 vesting over one year.

(5)
In addition to the restricted stock and restricted stock units granted to all non-employee directors, Dr. Ravetch received 131,500 shares of restricted Common Stock, valued at $2.30 a share on April 2, 2015, in connection with future services covering at least a one-year period.

(6)	Mr. Eisenberg was appointed to the board of directors in February of 2016 and had no awards outstanding as of December 31, 2015.
(7)	Mr. Hoffman, Mr. Maier, Mr. Cohen and Dr. Ravetch each had a total of 80,366 options and 34,250 restricted stock units outstanding at December 31, 2015.
(8)	Mr. Varvaro had a total of 69,250 options and 34,250 restricted stock units outstanding at December 31, 2015.

Amended and Restated Director Compensation Policy

  In 2015, under our Non-Employee Director Compensation Policy, or the Policy, members of the Board of Directors who are not employees of, or compensated consultants to the Company or any of its affiliates, (an “Outside Director”) was entitled to receive certain stock option grants.

  Under the Policy, each newly appointed or elected Outside Director was granted a non-qualified stock option to purchase up to 11,116 shares of our Common Stock on the date of his or her initial appointment or election to our Board of Directors. These initial option grants were fully vested on the date of the grant, and had an exercise price equal to the greater of $8.48 per share, or the fair market value of shares of our Common Stock as determined in the Stock Plan on the date of grant.

  Under the Policy in 2015, our Outside Directors were entitled to receive annual cash payments of $12,000 payable on a monthly pro-rata basis and cash payments of $1,250 per meeting attended in person and $750 per meeting attended telephonically. On April 3, 2015, the Board ratified the Compensation Committee’s amendment to the Policy and implementation of the below compensation for all Outside Directors:

●
Each Non-employee Board member shall receive a cash retainer of $24,000 per year. Chairmen of each committee shall receive an additional cash retainer as follows: (i) $12,000 for the Chairman of the Audit Committee; (ii) $8,000 for the Chairman of the Compensation Committee; and (iii) $5,000 for the Chairman of the Nominating Committee. All such retainers will be paid on a quarterly basis;

●
Each current Board member received a one-time grant, and each new member going forward shall receive an initial one time grant of: 68,500 shares of Common Stock, half of which shall be comprised of restricted stock units and half of which shall be comprised of stock option with three year annual vesting; and

●	Each Non-employee Board member will also receive an automatic annual grant of 35,000 stock options, with one year vesting.

  On April 3, 2015, the Board approved the following Non-Employee Director Policy with respect to incumbent non-employee members of the Board in the event that they are replaced before their term expires:

●	A one-time issuance of 20,000 restricted shares of Common Stock;
●	The issuance of all vested options and restricted stock grants held on such date; and
●	The payment of all earned but unpaid cash compensation for their services on the Board and its committees, as of such date.

  On February 16, 2016, the Compensation Committee of the Board of Directors of the Company approved the following amendments to Company's policy for compensating non-employee members of the Board:

●
The initial equity grant upon first appointment (or election) of future non-employee directors to the Board shall be a 10-year option to purchase 50,000 shares of the Company's Common Stock, under the Company's Second Amended and Restated 2014 Equity Incentive Plan with 3-year annual vesting and a strike price equal the closing price of the Company's Common Stock on the effective date of the appointment (or election);

●	The annual cash retainer for each non-employee director, paid quarterly, is increased by $1,000 per calendar quarter to a total of $7,000 per quarter, effective April 1, 2016;
●
The additional annual cash retainer for the chairperson of each of the Audit, Compensation, and Nominating and Governance Committees, paid quarterly, is increased by $1,000 per calendar year, such that each chairperson retainer shall be as follows, effective April 1, 2016: Audit Committee: $13,000 Compensation Committee: $9,000 Nominating and Governance Committee: $6,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth information known to us concerning the beneficial ownership of MabVax Therapeutics Holdings’ Common Stock for:

●	each person known by us to beneficially own more than 5% of the Company’s Common Stock;
●	each of our directors;
●	each of our executive officers; and
●	all of our directors and executive officers as a group.

  Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of the Company’s Common Stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership of within 60 days of the above date, whether through the exercise of options, warrants or otherwise. Applicable percentages are based on [30,787,770] shares of Common Stock outstanding as of *, 2016 adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Stockholders
None	-	-%

Directors and Executive Officers
Philip O. Livingston, M.D. (1)	1,450,165	4.71%
Jeffrey Ravetch, M.D., Ph.D. (2)	33,950	*
J. David Hansen (3)	589,066	1.89%
Robert E. Hoffman (4)	43,950	*
Kenneth M. Cohen (5)	43,950	*
Paul V. Maier (6)	38,950	*
Gregory P. Hanson (7)	267,632	*
Paul W. Maffuid, Ph.D. (8)	192,801	*
Thomas C. Varvaro (9)	22,834	*
Jeffrey F. Eisenberg	-	-
Paul Resnick	-	-
All executive officers and directors as a group (11 persons)	2,683,848	8.51%

*	Less than 1%.
(1)
Consists of (i) 1,307,396 shares held by RTP Venture Fund, (ii) 110,147 shares held by Philip O. Livingston, (iii) 12,734 shares held by the Joan L. Tweedy 2011 Revocable Trust, or the Tweedy Trust, and (iv) 19,888 shares subject to options exercisable within 60 days of April 8, 2016 held by Philip O. Livingston. Voting and dispositive decisions of RTP Venture Fund, LLC are made by Philip Livingston, and Philip O. Livingston is a trustee of the Tweedy Trust. The address for RTP Venture Fund, LLC is 156 E. 79th Street, Apt. 6C, New York, NY 10075.

(2)	Includes 22,533 shares subject to options exercisable within 60 days of *, 2016.
(3)	Includes 334,433 shares subject to options exercisable within 60 days of *, 2016.

(4)	Includes 22,533 shares subject to options exercisable within 60 days of *, 2016.
(5)	Includes 22,533 shares subject to options exercisable within 60 days of *, 2016.

(6) (7) (8)
Includes 22,533 shares subject to options exercisable within 60 days of *, 2016.

Includes 166,810 shares subject to options exercisable within 60 days of *, 2016.

Includes 117,702 shares subject to options exercisable within 60 days of *, 2016.

(9)	Includes 11,417 shares subject to options exercisable within 60 days of *, 2016.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2015.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)
Equity compensation plans approved by security holders	3,243,041	$2.36	2,970,012
Equity compensation plans not approved by security holders	—	N/A	—
Total	3,243,041		2,970,012

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We entered into Separation and Release Agreements and are and were parties to the employment agreements with each of our officers as set forth in the section entitled “Executive and Director Compensation” above. Pursuant to our Audit Committee Charter, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

 Ravetch Grant

On April 3, 2015, the Board approved the issuance of an additional restricted stock award of 131,500 shares to Jeffrey Ravetch.  This award is for future services covering at least a one-year period. The award was granted in addition to the prior award to Dr. Ravetch on April 2, 2015 of: (i) 34,250 restricted shares and (ii) options to purchase 34,250 shares of Common Stock with an exercise price of $2.30 per share, for a total grant of 200,000 restricted shares and options.

 Livingston Grant

On March 23, 2015, the Board of Directors approved a restricted stock award by the Company of 1,000,000 shares of Common Stock, to be negotiated with Phil Livingston, Ph.D. for his continuing service to the Company.  On April 4, 2015, the Company awarded and issued the shares to Dr. Livingston by virtue of a Common Stock purchase agreement, in exchange for Dr. Livingston’s ongoing services as a member of the Company’s Board of Directors.  On May 13, 2015, the Compensation Committee of the Board clarified that the award is being granted in consideration for at least one year of Dr. Livingston’s services.

Ravetch Agreement

On April 1, 2016 we entered into a consulting agreement with Dr. Ravetch to provide key technology and product development, as well as corporate development and consulting services, in addition to his services as a Board member.  The term of the agreement is 2 years beginning January 1, 2016, and Dr. Ravetch will receive $100,000 cash compensation per year.

Director Independence

                After review of all relevant transactions or relationships between each director and nominee for director, or any of his or her family members, and the Company, its senior management and its Independent Registered Public Accounting Firm, the Board of Directors has determined that all of the Company’s directors are independent, as of December 31, 2015 within the meaning of the applicable SEC rules and the NASDAQ listing standards, except Mr. Hansen, the Chairman of the Board of Directors and Chief Executive Officer and President of the Company, and Dr. Livingston, Chief Science Officer of the Company; and Dr. Ravetch as of March 8, 2016. Although the Company is not currently listed on a national exchange we believe it is in the Company’s interests to comply with these standards both as a matter of good governance and to facilitate any future re-listing.

Vote Required

The affirmative vote of a plurality of shares of the Voting Capital present at the Annual Meeting is required for approval of all the director nominees.

The Board of Directors unanimously recommends a vote FOR the election of all the above director nominees.

PROPOSAL 2:
AUTHORIZING THE BOARD OF DIRECTORS
TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT IF DEEMED NECESSARY TO MEET THE LISTING REQUIREMENTS OF NATIONAL STOCK EXCHANGES

Our Board of Directors has adopted resolutions to authorize the Board, in its sole direction, to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding Common Stock, to meet the listing requirements of one of the national stock exchanges as described below and (2) directing such proposal to be submitted to the holders of our Voting Capital for their approval.

The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our issued and outstanding Common Stock, if approved by the stockholders, will be substantially in the form set forth on Appendix A (subject to any changes required by applicable law).  If approved by the holders of our Voting Capital, the Reverse Stock Split proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding Common Stock at any time prior to June 29, 2017 by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set at a whole number within this range as determined by our Board of Directors in its sole discretion.  We believe that enabling our Board of Directors to implement the Reverse Stock Split and set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders including meeting one of the listing qualifications for one of the national exchanges.  In determining a ratio, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the initial listing requirements of various stock exchanges;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than two and no more than fifteen shares of existing Common Stock, as determined by our Board of Directors, will be combined into one share of Common Stock.  Any fractional shares will be rounded up to the next whole number.  The amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

Our Board of Directors is submitting the Reverse Stock Split to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of either The NASDAQ Capital Market or NYSE MKT LLC and to make our Common Stock more attractive to a broader range of institutional and other investors.  The Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split.  In addition to increasing the market price of our Common Stock, the Reverse Stock Split would also reduce certain of our costs, as discussed below.  Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

We believe that the Reverse Stock Split will enhance our ability to obtain an initial listing on either The NASDAQ Capital Market or NYSE MKT LLC.  The NASDAQ Capital Market requires, among other items, an initial bid price of least $4.00 per share and following initial listing (subject to certain exceptions), maintenance of a continued price of at least $1.00 per share.  The NYSE MKT LLC requires, among other items, an initial bid price of least $3.00 per share and following initial listing, maintenance of a continued price of at least $1.00 per share. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that our minimum bid price would remain following the Reverse Stock Split over the minimum bid price requirement of any such stock exchange.

Additionally, we believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.  We believe that the Reverse Stock Split will make our Common Stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our Common Stock.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.  In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Company’s Amended and Restated Certificate of Incorporation, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split.  If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on June 29, 2017, our Board of Directors will abandon the Reverse Stock Split.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, a minimum of two and a maximum of fifteen shares of existing Common Stock will be combined into one new share of Common Stock.  The table below shows, based on the [30,787,770] shares of Common Stock outstanding as of the Record Date, the number of outstanding shares of Common Stock (excluding Treasury shares) that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	[15,393,885]
1-for-5	[6,157,554]
1-for-10	[3,078,777]
1-for-15	[2,052,518]

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board of Directors.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number.  In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

 After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.  After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.  Our Common Stock will continue to be listed on the OTCQB under the symbol “MBVX”, subject to any decision of our Board of Directors to list our securities on another stock exchange.

Beneficial Holders of Common Stock (i.e. stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent.  These stockholders do not have stock certificates evidencing their ownership of the Common Stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

 Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time.  The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”).  No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates.  Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.  If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

 Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Therefore, we will not issue certificates representing fractional shares.  In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

                Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock.  This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board of Directors, subject to our treatment of fractional shares.

Accounting Matters

                The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation will not affect the par value of our Common Stock per share, which will remain $0.01 par value per share.  As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, and the implementation of the proposed reverse stock split will not cause the Company to go private.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”).  A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.  An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.  This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors.  This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

 If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

 This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement.  Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

 PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

 U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes.  Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Vote Required

The affirmative vote of a majority of the outstanding shares of the Voting Capital outstanding on the Record Date is required to approve the Reverse Stock Split. Abstentions and broker non-votes will not be counted as having been voted on the proposals, and therefore will have the same effect as negative votes.

The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split.

PROPOSAL 3:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed CohnReznick, LLP (“CohnReznick”), to serve as our independent registered public accounting firm for the year ending December 31, 2016.  The Board proposes that the stockholders ratify this appointment.

Changes in the Company’s Certifying Accountant

On July 10, 2014, the Audit Committee of the Board of Directors of the Company resolved to continue to engage Burr Pilger Mayer, Inc., an independent registered accounting firm, or BPM, as its independent registered public accounting firm to review the Company’s financial statements for the three and six month periods ended June 30, 2014, and, following BPM’s review of the financial statements for the three and six month periods ended June 30, 2014, to terminate BPM’s engagement and appoint CohnReznick as the independent public accountant engaged to review the Company’s financial statements.

BPM completed its review of the Company’s financial statements for the three and six month periods ended June 30, 2014, and the Company terminated its relationship with BPM effective August 20, 2014.

BPM’s report on the Company financial statements for the fiscal year ended December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, but did contain an explanatory paragraph regarding uncertainty about the Company’s ability to continue as a going concern.

In connection with the audits of the Company’s financial statements for the fiscal year ended December 31, 2013, and in the subsequent interim periods through June 30, 2014, there were no disagreements with BPM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BPM, would have caused BPM to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company requested BPM furnish a letter addressed to the Securities and Exchange Commission stating whether BPM agrees with the above statements. A copy of that letter, dated August 20, 2014, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K/A filed on August 22, 2014.

On August 20, 2014, the Company engaged CohnReznick, as its new independent registered public accounting firm. The decision to engage CohnReznick as the Company’s independent registered public accounting firm was previously approved by the Company’s Audit Committee. During each of the two fiscal years ended December 31, 2012 and 2013 and through August 20, 2014, the date of CohnReznick’s engagement, neither the Company nor anyone on its behalf has consulted with CohnReznick regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company  nor oral advice was provided by CohnReznick that was an important factor the Company considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification.  However, the Company is submitting this matter to the stockholders as a matter of good corporate governance.  Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.  If the appointment is not ratified, the Board will consider its options.

Representatives of CohnReznick are expected to be present via telephone conference call at the Annual Meeting.  He or she will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Fees Paid to Auditor

The following summarizes the fees billed by our independent registered public accounting firm for audit, tax and other professional services for the years ended December 31, 2015 and 2014:

	2015	2014		2014
	CohnReznick LLP	CohnReznick LLP		Burr Pilger Mayer, Inc.
Audit Fees	$216,875	$238,731	(1)	$25,850
Audit-Related Fees(2)	—	—		—
Tax Fees(3)	—	—		—
All Other Fees(4)	—	—		—
Total Fees	$216,875	$238,731		$25,850

(1)	This amount includes $120,695 for audit and review services in connection with the Merger in 2014 and $118,036 for audit services for 2012 and 2013, also in connection with the Merger.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In addition, the amounts include fees for services that are normally provided by the auditor in connection with Statutory and regulatory filings and engagements for the years identified.

(3)
Tax Fees consist of fees billed for professional services rendered in connection with tax compliance, tax advice, and tax planning. We incurred no such fees in the fiscal years ended December 31, 2015 and 2014.

(4)
Other fees consist of fees for products and services other than the services reported above. There were no other fees for services by our independent registered public accounting firms for the fiscal years ended December 31, 2015 and 2014.

Audit Committee Pre-approval Policies and Procedures

Our Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board, which is available on our website at www.mabvax.com. The Audit Committee is responsible for selecting, retaining and determining the compensation of our independent public accountant, approving the services they will perform, and reviewing the performance of the independent public accountant. The Audit Committee reviews with management and our independent public accountant our annual financial statements on Form 10-K and our quarterly financial statements on Forms 10-Q. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2015, the Audit Committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and CohnReznick LLP (“CohnReznick”), our independent public accountant;

•
discussed with CohnReznick the matters required to be discussed in accordance with the rules set forth by the Public Company Accounting Oversight Board (“PCAOB”), relating to the conduct of the audit; and

•
received written disclosures and the letter from CohnReznick regarding its independence as required by applicable requirements of the PCAOB regarding CohnReznick's communications with the Audit Committee and the Audit Committee further discussed with CohnReznick its independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

  Our Audit Committee approved all services that our independent accountants provided to us in the past two fiscal years.

Vote Required

  The affirmative vote of the majority of the votes cast at the Annual Meeting is required for the ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

  The Board of Directors unanimously recommends a vote FOR ratification of the appointment of CohnReznick as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

PROPOSAL 4:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

 As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included a stockholder vote on the frequency of future stockholder votes to approve named executive officer compensation (commonly referred to as a “say-on-pay” vote) in our proxy statement related to our 2013 annual meeting of stockholders. In that vote, which was advisory and nonbinding, our stockholders approved the recommendation of the Board of Directors to hold future say-on-pay votes every three years.  The next stockholder vote on the frequency of future say-on-pay votes will occur at our 2019 Annual Meeting of Stockholders.

 As a result, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our NEOs, as disclosed in this proxy statement. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

 Our executive compensation programs are based on three core principles that are designed to motivate our NEOs to achieve annual financial and strategic objectives to enhance the profitability of the Company and create long-term stockholder value. The fiscal year 2015 compensation of our NEOs reflected these core principles:

•
A significant portion of each NEO’s cash compensation was based on the performance of the Company in achieving its 2015 goals for its pre-clinical and clinical development programs, clean-up of its financial structure, and capital raised to achieve such goals, and therefore “at risk”;

•	A significant portion of each NEO’s total compensation was provided in the form of long-term equity to further align the interest of NEOs and stockholders; and

•	The target total direct compensation package for each NEO was consistent with market practices for executive talent and each NEO’s individual experience, responsibilities and performance.

 We believe that our compensation programs and policies for the fiscal year ended December 31, 2015 were consistent with our core compensation principles, an effective incentive for the achievement of positive results, aligned with stockholders’ interests, supported by strong compensation governance practices and worthy of continued stockholder support. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs by voting FOR the following non-binding resolution at the Annual Meeting:

 “RESOLVED, that the Company’s stockholders approve the compensation of the named executive officers on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Company’s 2016 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the 2016 proxy statement).”

Vote Required

    Approval of this proposal requires that votes cast in favor of the proposal exceeds the votes cast against the proposal. Because your vote is advisory, the result will not be binding upon the Company. Although not binding, the Compensation Committee of the Board and the Board values the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in deciding whether any actions are necessary to address any concerns raised by the vote and when making future compensation decisions for NEOs.

    The Board of Directors unanimously recommends that stockholders vote for the approval of the compensation of the Company’s NEOs, as stated in the above, non-binding, resolution, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 5:
ADJOURNMENT

At the Annual Meeting, we may ask our stockholders to vote on a proposal to adjourn the Annual Meeting if necessary or appropriate in the sole discretion of our Board of Directors, including to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or any adjournment or postponement of the Annual Meeting to approve any of the other proposals.

If at the Annual Meeting the number of shares of our Voting Capital present or represented by proxy and voting in favor of a proposal is insufficient to approve such proposal, then our Board of Directors may hold a vote on each proposal that has garnered sufficient votes, if any, and then move to adjourn the Annual Meeting as to the remaining proposals in order to solicit additional proxies in favor of those remaining proposals.

Alternatively, even if there are sufficient shares of our Voting Capital present or represented by proxy voting in favor of all of the proposals, our Board of Directors may hold a vote on the adjournment proposal if, in its sole discretion, it determines that it is necessary or appropriate for any reason to adjourn the Annual Meeting to a later date and time. In that event, the Company will ask its stockholders to vote only upon the adjournment proposal and not any other proposal.

Any adjournment may be made without notice (if the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting), other than by an announcement made at the Annual Meeting of the time, date and place of the adjourned meeting.

Any adjournment of the Annual Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned.

If we adjourn the Annual Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Vote Required

The affirmative vote of a majority of shares of the votes cast at the Annual Meeting will be required for the approval of the adjournment of the Annual Meeting if necessary or appropriate.

The Board of Directors recommends voting for the authorization to adjourn the Annual Meeting if necessary or appropriate.

OTHER BUSINESS

As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

ANNUAL REPORT

A copy of the Company’s 2015 Annual Report accompanies this Proxy Statement. In addition, this Proxy Statement, as well as our 2015 Annual Report, is available on our Internet website at www.mabvax.com.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ J. David Hansen
J. David Hansen
Chairman of the Board of Directors

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MABVAX THERAPEUTICS HOLDINGS, INC.

MabVax Therapeutics Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The name of the Corporation is MabVax Therapeutics Holdings, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 20, 1988.

SECOND: The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (“Certificate of Amendment”) to the Corporation’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article IV of the Company’s Certificate of Incorporation shall be amended by adding the following section to the end of Article IV, Section A, that reads as follows, subject to compliance with applicable law:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this amendment to the Corporation’s Amended and Restated Certificate of Incorporation, each [      ]*  shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

* Whole number between two (2) and fifteen (15) as determined by the Board of Directors in its sole discretion.

THIRD: The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

FIFTH: This Certificate of Amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by _______, its __________, this ____ day of ______, 201[__].

MabVax Therapeutics Holdings, Inc.

By: Name: Title:

A-1

MABVAX THERAPEUTICS HOLDINGS, INC.
11535 Sorrento Valley Road, Ste. 400
San Diego, California 92121
(858) 259-9405

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 29, 2016

THE BOARD OF DIRECTORS OF MABVAX THERAPEUTICS HOLDINGS, INC. SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement in connection with  the 2016 Annual Meeting of Stockholders to be held at 10.00 a.m. (local time) on June 29, 2016, at 11535 Sorrento Valley Road, Ste. 400, San Diego, California 92121, and hereby appoints J. David Hansen, our Chief Executive Officer, and Gregory P. Hanson, our Chief Financial Officer, with full power to act alone, and each of them (with full power to act alone), as attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock (including shares of common stock underlying shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock) of MabVax Therapeutics Holdings, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

 This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted in accordance with the recommendation of the Board of Directors. ☑ Please mark votes as in this example.

 The Board of Directors recommends you vote FOR the following nominees:

1.    To elect the following three persons to serve as Class I directors until the 2019 Annual Meeting of Stockholders.

J. David Hansen	☐	FOR	☐	WITHHOLD
Phillip O. Livingston M.D.	☐	FOR	☐	WITHHOLD
Thomas C. Varvaro.	☐	FOR	☐	WITHHOLD

 The Board of Directors recommends you vote FOR the following proposals:

2.    To grant the Board of Directors the authority, in its sole direction, in determining a higher stock price if required to meet the listing qualifications for one of the national stock exchanges, to approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-fifteen at any time prior to June 29, 2017, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.    To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.    Advisory vote to approve the compensation of the Company’s named executive officers;

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.    To authorize the adjournment of the Annual Meeting if necessary or appropriate, including soliciting additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve any of the foregoing proposals.

☐	FOR	☐	AGAINST	☐	ABSTAIN

      In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

 Please sign exactly as name(s) appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature:	Date:
Signature:	Date:

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!